                                                                                 Exhibit 23.1

FRIEDMAN LLP
ACCOUNTANTS AND ADVISRORS

                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the  incorporation by reference in the Registration  Statement of Empire
Resorts,  Inc. and subsidiaries on Form S-3 of our report dated March 7, 2007 relating to the consolidated  financial statements of Empire Resorts,  Inc. and subsidiaries,  and our report dated March 7, 2007 relating to management's  report on the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial  reporting, appearing in the Annual Report on Form 10-K of Empire Resorts,  Inc. and subsidiaries for the year ended  December  31,  2006.  We also  consent to the  reference  to us under the heading
"Experts" in such Registration Statement.

/s/ Friedman LLP

Friedman LLP

New York, New
York September 10, 2007

1700 BROADWAY, NEW YORK, NY 10019 T 212.842.7000 F 212.842.7001 WWW.FRIEDMANLLP.COM
OFFICES IN NEW YORK LONG ISLAND AND NEW JERSEY AND A MEMBER OF DFK WITH AFFILIATES WORLDWIDE